PRE-MERGER LOAN AND FUNDING AGREEMENT

This Pre-Merger Loan and Funding Agreement (hereinafter the “Agreement”) is entered into and shall become effective as of February 26, 2015, by and between VICTORY ENERGY CORPORATION, a Nevada corporation (“Victory”), and LUCAS ENERGY, INC., a Nevada corporation (“Lucas”). Victory and Lucas are referred to individually as a “Party” and, collectively, as the “Parties.”

BACKGROUND

On February 3, 2015, Victory and Lucas entered into a Letter of Intent for Business Combination between Victory and Lucas (the “Letter of Intent”) that outlines the proposed terms under which Victory and Lucas plan to combine through a merger (the “Merger”). The terms outlined in the Letter of Intent are to become the basis of a Definitive Merger Agreement between Victory and Lucas (the “Definitive Agreement”) and the consummation of the Merger will be subject to the Parties entering into the Definitive Agreement and satisfying the various conditions to closing that will be included in the Definitive Agreement. The Parties expect that upon consummation of the Merger, Navitus Energy Group, a Texas general partnership (“Navitus”) and the shareholders of Victory collectively will own approximately 60% of the combined publicly traded company that results from the Merger (the “Combined Company”) on a fully-diluted basis and the Lucas shareholders will own the remaining 40% of the Combined Company on a fully-diluted basis.

In anticipation of the Merger, Victory desires to provide Lucas with loans necessary to allow Lucas to meet its working capital requirements and to pay down certain of its accounts payable so that it can maintain key vendors and cover its transaction costs during the period prior to the Merger and Lucas desires that Victory provide such loans. As collateral for the loans that will be made by Victory to Lucas, Lucas will pledge to Victory shares of Lucas Common Stock pursuant to a pledge and security agreement in the form of Exhibit A to this Agreement (the “Pledge Agreement”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.Loans to Lucas.
(a)    Initial Draw. On the terms and subject to the conditions hereinafter set forth, Victory agrees to lend to Lucas upon written request in accordance with the Note (as defined below) and this Agreement up to Two Million Dollars ($2,000,000) (the “Loan”). On the date hereof, Victory shall advance to Lucas Two Hundred and Fifty Thousand Dollars ($250,000) (the “Initial Draw”). The Initial Draw shall be used as expressly provided in the Disbursement Instructions (as defined below) and not for any other purpose.

(b)    Subsequent Draws. If the Initial Draw is less than $2,000,000, Lucas may, in its sole discretion, notify Victory in writing that it desires to draw (each a “Draw”) some or all of the remaining balance in amounts and at times that are consistent with the Budget (as defined below). To be valid, any such notification (a “Draw Notification”) must (i) be received by Victory before the sooner of (a) the date that the Parties terminate the Letter of Intent or, if the Definitive Agreement is entered into, the date that the Parties terminate the Definitive Agreement such that the Merger will not occur, or (b) the first anniversary of the date hereof and (ii) specify the amount being borrowed (which shall not exceed $2,000,000 minus the Initial Draw and all prior Draws). Within twenty (20) days after Victory’s receipt of a Draw Notification (or such other date as Victory and Lucas may mutually agree in writing), Victory and Lucas shall be obligated to complete the specified Draw, so long as there is no existing or reasonably anticipated default by Lucas under this Agreement or any Closing Document (as defined below); provided, however, that notwithstanding the foregoing, Lucas may withdraw a Draw Notification by written notice to Victory that is received at least three (3) days prior to the date that has been mutually agreed to by the Parties to complete the specified Draw. For each Draw, Lucas shall execute an amendment to the Note to add thereto the principal amount of such Draw and Victory shall disburse the amount of the Draw by wire transfer of immediately available funds in United States Dollars to the account specified by Lucas in writing.
(c)    Note. The Loan shall be evidenced by a Secured Subordinated Delayed Draw Term Note in the form attached as Exhibit B in the principal amount of up to $2,000,000 that bears interest at the applicable federal rate (the “Note”). Principal and interest on the Note shall be due and payable in the manner and at the times set forth in the Note. The Note shall contain provisions that permit Lucas to pay amounts due under the Note in kind in lieu of a cash payment. Should the principal of, or any installment of interest on, the Note become due and payable on any day other than a business day, the maturity thereof shall be extended to the next succeeding business day, and interest shall be payable with respect to such extension. All payments on the Note shall be made to Victory at its address as specified on the signature page to this Agreement in federal or other immediately available funds.
(d)    Use of Proceeds. Lucas shall use the net Initial Draw and any subsequent Draws only for the uses specified in the Disbursement Instructions (as defined below) unless otherwise agreed to in writing by Victory.
(e)    Compliance with Budget. Lucas and Victory have mutually agreed upon a 12 month working consolidated financial and operating budget, which has been approved by the Chief Executive Officer and the Chief Financial Officer of each of Lucas and Victory (the “Budget”). The Budget is intended to be a working budget that will evolve and be updated over time on a weekly basis and otherwise as circumstances change prior to the Merger. The Budget is intended to prioritize the payment of expenses in a manner designed to ensure that the Merger is consummated. The Budget governs the utilization of Lucas’ cash and credit during the period prior to the consummation of the Merger and provides a monthly breakdown of expenses and uses of cash and credit available to Lucas. Lucas shall not use any of its cash or credit to make payments to any third parties except in accordance with the Budget. The Budget may be modified by the mutual agreement of the Chief Financial Officer of each of Lucas and Victory.

(f)    Pledge Agreement. On the Closing Date (as defined below) Victory and Lucas shall enter into the Pledge Agreement. Pursuant to the Pledge Agreement, in connection with each Draw, Lucas shall pledge to Victory a number of shares of Lucas common stock, $0.001 par value per share (“Common Stock”) that is equal to quotient of the amount of the Draw, divided by the volume weighted average closing price of Lucas Common Stock over the twenty (20) trading day period prior to the date that the Draw is made. These pledged shares shall constitute collateral security for Lucas’ obligations under the Note, this Agreement and the other Closing Documents. The number of shares of Lucas common stock to be pledged under the Pledge Agreement shall not exceed 19.9% of the issued and outstanding common stock of Lucas without the prior written consent of Lucas and its stockholders in accordance with exchange listing requirements; provided, however, that if Lucas is unable to pledge sufficient shares as a result of such limitation, it shall in lieu of pledging additional shares provide other consideration having an equal value as mutually determined by Lucas and Victory.
(g)    Closing. The date of the Closing (the “Closing” and such date, the “Closing Date”) of the Loan shall be the date hereof, or such other date as the Parties may mutually agree in writing. On or before the Closing Date, Lucas shall deliver to Victory originals of the following items (collectively, the “Closing Documents”): (A) this Agreement, (B) the Note, (C) the Pledge Agreement, (D) a guaranty from each subsidiary of Lucas, if Lucas has any subsidiaries, in the form of Exhibit C to this Agreement (each a “Subsidiary Guaranty” and, collectively, the “Subsidiary Guarantees”), (E) the Disbursement Instructions (as defined below), and (F) such agreements or other items as may be reasonably requested by Victory or this Agreement or any of the other documents specified herein, with each of the foregoing duly authorized and executed by Lucas and/or any other parties thereto (other than Victory). On or before the Closing Date, Victory shall deliver to Lucas executed originals of those Closing Documents that are to be signed by Victory.
(h)    Payment and Distribution of Documents at the Closing. Victory shall pay the Initial Draw by wire transfer of immediately available funds in United States Dollars and shall be responsible for disbursement of those amounts according to disbursement instructions to be mutually agreed upon between Victory and Lucas (the “Disbursement Instructions”). Separate Disbursement Instructions shall be a condition to the funding of each subsequent Draw. The Disbursement Instructions shall allocate the proceeds of each Draw to the specific uses therefor.
2.    Representations and Warranties of Victory. Victory represents and warrants to Lucas that the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 2).
(a)    Authorization; Enforcement. Those Closing Documents to be signed by Victory have been duly and validly authorized, executed and delivered by Victory and are each valid and binding agreements of Victory enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.

(b)    Organization. Victory is duly incorporated and existing in good standing under the laws of the State of Nevada and has the requisite power to own its properties and to carry on its business as now being conducted.
(c)    Investment Purposes; Compliance With 1933 Act. Victory is acquiring the Note through the making of the Loan for its own account for investment only and not with a view towards, or in connection with, the public sale or distribution thereof, except pursuant to sales registered, or exempt from registration, under the Securities Act of 1933, as amended (the “1933 Act”) and applicable state securities laws. Victory does not by its representations in this Section 2(c) agree to hold the Note for any minimum or other specific term, and reserves the right to dispose of the Note at any time in accordance with the foregoing restrictions.
(d)    Accredited Investor Status. Victory is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act. Victory has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment being made pursuant to this Agreement. Victory (i) understands that its investment in the Note involves a high degree of risk, (ii) is aware that it may be required to bear the economic risk of its investment for an indefinite period of time and (iii) is able to bear such risk, including loss of principal.
(e)    Reliance on Exemptions. Victory understands that the Note being offered and sold to it in reliance on specific exemptions from the registration requirements of applicable federal and state securities laws, and that Lucas is relying upon the truth and accuracy of, and Victory’s compliance with, the representations, warranties, agreements and covenants of Victory set forth herein in order to determine the availability of such exemptions and the eligibility of Victory to acquire the Note.
(f)    Information. Victory and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of Lucas and the offer and sale of the Note that have been reasonably requested by Victory. Victory and its advisors, if any, have been afforded the opportunity to ask all questions of Lucas’ management as they have in their discretion deemed advisable. Victory has sought such accounting, legal and tax advice as it has considered necessary to an informed investment decision with respect to its investment in the Note.
(g)    No Government Review. Victory understands that no United States federal or state agency or any other government or governmental agency has approved or made any recommendation or endorsement of the Note or the fairness or suitability of the investment in Note, nor have such authorities passed upon or endorsed the merits of the offering of the Note.
(h)    Transfer or Resale. Victory understands that: (i) the Note has not been and is not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold or otherwise transferred unless either (A) subsequently registered thereunder or (B) such offer, sale or other transfer is in compliance with applicable federal and state securities laws, including the 1933 Act, and (ii) neither Lucas nor any other individual or entity is under any obligation to register the Note under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(i)    Legend. Victory understands that until such time as the Note has been registered under the 1933 Act or otherwise may be sold by Victory pursuant to Rule 144 (or any applicable rule which operates to replace Rule 144) promulgated under the 1933 Act), the Securities shall bear a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE (COLLECTIVELY, THE “LAWS”). THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE APPLICABLE LAWS OR (II) AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED DUE TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE APPLICABLE LAWS.

3.    Representations and Warranties of Lucas. Lucas represents and warrants to Victory that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in Annex I attached hereto.
(a)    Organization, Standing and Power. Lucas is duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Lucas, a material adverse effect on the ability of Lucas to perform its obligations under this Agreement or on the ability of Lucas to consummate the transactions contemplated hereby or by the Letter of Intent (a “Lucas Material Adverse Effect”). Lucas is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties makes such qualification necessary and where the failure to so qualify would reasonably be expected to have a Lucas Material Adverse Effect.
(b)    Subsidiaries; Equity Interests. Lucas does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.
(c)    Capital Structure. The authorized capital stock of Lucas consists of 100,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share. Of the authorized preferred stock, 2,000 shares are designated as Series A Convertible Preferred Stock and 3,000 shares are designated as Series B Convertible

Preferred Stock. No other class or series of capital stock is authorized or outstanding. As of the date hereof and immediately prior to the Closing, (a) 32,020,515 shares of Lucas’ common stock are issued and outstanding, (b) 500 shares of Lucas Series A Convertible Preferred Stock are issued and outstanding, (c) no shares of Lucas Series B Convertible Preferred Stock are issued and outstanding, and (d) 36,900 shares of Lucas’ common stock and no shares of Lucas preferred stock are held by Lucas in its treasury. Except as set forth above, no shares of capital stock or other voting securities of Lucas were issued or outstanding. Except for shares reserved for issuance upon (i) conversion of outstanding shares of preferred stock, (ii), issuances under and pursuant to stock incentive plans, (iii) exercise of outstanding warrants and options, and (iv) in connection with Lucas’ shelf Form S-3 registration statement, no shares are reserved for issuance. All outstanding shares of the capital stock of Lucas are, and all such shares that may be issued prior to the date hereof will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Nevada Revised Statutes, Lucas’ articles of incorporation as amended to date (the “Lucas Charter”), or Lucas’ bylaws as amended to date (the “Lucas Bylaws”) or any Contract (as defined below) to which Lucas is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of Lucas having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Lucas’ common stock may vote (“Voting Lucas Debt”). As of the date of this Agreement, except as otherwise set forth in Lucas’ SEC Reports (defined below), there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Lucas is a party or by which it is bound (a) obligating Lucas to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Lucas or any Voting Lucas Debt, (b) obligating Lucas to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (c) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of Lucas. As of the date of this Agreement, there are not any outstanding contractual obligations of Lucas to repurchase, redeem or otherwise acquire any shares of capital stock of Lucas.
(d)    Authority; Execution and Delivery; Enforceability. The execution and delivery by Lucas of this Agreement and the consummation by Lucas of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of Lucas and no other corporate proceedings on the part of Lucas are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of Lucas, enforceable against Lucas in accordance with the terms hereof.
(e)    No Conflicts; Consents. The execution and delivery by Lucas of this Agreement does not, and the consummation of transactions contemplated hereby and compliance with the terms hereof will not, contravene, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any lien, security interest, pledge, equity and claim of any kind, voting trust, stockholder agreement and other encumbrance (each a “Lien”) upon any of the properties or assets of Lucas under, any provision of (i) the Lucas Charter or Lucas Bylaws, (ii) any material Contract to which Lucas is a party or to which any of its properties or assets is subject or (iii) subject to the filings and other matters contemplated by this Agreement, any material order of any governmental agency or material federal, state or foreign law applicable to Lucas or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Lucas Material Adverse Effect. No waiver, consent or approval of, or registration, declaration or filing with, or permit from, any governmental agency is required to be obtained or made by or with respect to Lucas in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for the additional listing of the shares of Common Stock subject to the Pledge Agreement with the NYSE MKT.
(f)    Litigation. There is no action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility (an “Action”) against or affecting Lucas or any of its properties which (a) adversely affects or challenges the legality, validity or enforceability of either of this Agreement or (b) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Lucas Material Adverse Effect, except for the fact that the NYSE MKT has previously provided Lucas notice that Lucas is below compliance with its continued listing standards. Neither Lucas nor any director or officer (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.
(g)    Compliance with Applicable Laws. Lucas is in compliance with all applicable federal, state and foreign laws and regulations, including those relating to occupational health and safety, the environment, export controls, trade sanctions and embargoes, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Lucas Material Adverse Effect. Lucas has not received any written communication during the past two years from any governmental authority that alleges that Lucas is not in compliance in any material respect with any applicable state, federal or foreign law or regulation.
(h)    Contracts. Except as disclosed in the SEC Reports (defined below), there are no contracts, leases, licenses, indentures, notes, bonds, agreements, permits, concessions, franchises or other instruments (“Contracts”) that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Lucas taken as a whole. Lucas is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or to which it or any of its properties or assets is subject, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Lucas Material Adverse Effect.

(i)    Title to Properties. Lucas has good title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which Lucas has leasehold interests, are free and clear of all Liens, except for Liens that, in the aggregate, do not and will not materially interfere with the ability of Lucas to conduct business as currently conducted. Lucas has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Lucas enjoys peaceful and undisturbed possession under all such material leases.
(j)    SEC Documents; Undisclosed Liabilities.
(i)    Lucas has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 2013, pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act (the “SEC Reports”).
(ii)    As of its respective filing date, each SEC Report complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Report. Except to the extent that information contained in any SEC Report has been revised or superseded by a later SEC Report, none of the SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Lucas included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with the U.S. generally accepted accounting principles (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Lucas as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).
(iii)    Except as set forth in the SEC Reports, Lucas has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by U.S. generally accepted accounting principles to be set forth on a balance sheet of Lucas or in the notes thereto. There are no financial or contractual obligations and liabilities (including any obligations to issue capital stock or other securities) due after the date hereof.
(k)    Absence of Certain Changes or Events. Except as disclosed in the SEC Reports, from the date of the most recent financial statements contained in the SEC Reports to the date of this Agreement, Lucas has conducted its business only in the ordinary course, and during such period no event has occurred that may result in a Lucas Material Adverse Effect.
4.    Covenants of the Parties.
(a)    Commercially Reasonable Efforts. Each Party shall use commercially reasonable efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections

5 and 6 below. No party shall intentionally perform or fail to perform any act that, if performed or omitted to be performed, would prevent or excuse the performance of this Agreement or any of the transactions contemplated hereby.
(b)    Corporate Status; Taxes; Compliance with Laws. Until the Note has been paid in full, Lucas shall maintain its corporate existence in good standing in Nevada and shall pay all taxes before they become delinquent, except for taxes that are reasonably disputed or which, if not paid, would not reasonably be expected to have a Lucas Material Adverse Effect. Until the Note has been paid in full, Lucas will not amend, alter or repeal any provision of the Lucas Charter or Lucas Bylaws which could result in a Lucas Material Adverse Effect without the prior written consent of Victory. Until the Note has been paid in full, Lucas shall comply with the Lucas Charter and Lucas Bylaws, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon Lucas, or any of its respective property or to which Lucas or any of its respective properties is subject.
(c)    Creation of Post-Closing Debt. Until the Note has been paid in full, after the Closing Date Lucas shall not incur any debt unless such debt (i) is non-amortizing, not currently payable, subordinated to the Note by a subordination or other agreement on terms reasonably acceptable to Victory, and has a maturity date that is at least 91 days after the maturity date of the Note, or (ii) consists solely of trade payables, capital leases, or purchase money indebtedness that does not exceed $10,000 in the aggregate at any time or that is in excess of such amount but is approved in writing by the Victory (which approval shall not be unreasonably withheld, conditioned or delayed) and other obligations incurred in the ordinary course of business.
(d)    Dividends, Distributions and Redemptions. Until the Note has been paid in full, Lucas shall not (i) declare, authorize or pay any cash dividend or distribution on any of its equity securities or other equity interests, (ii) purchase, redeem or otherwise acquire for value any of its capital stock, (iii) make any distribution of its assets to its stockholders or (v) cause or allow any subsidiary to take any of the foregoing actions (collectively, the “Distributions”). The foregoing notwithstanding, a Distribution shall be permitted if (i) the Distribution is permitted under the Budget, (ii) no Event of Default under the Note is continuing and (iii) no Event of Default under the Note would result therefrom.
(e)    Sale of Assets. Until the Note has been paid in full, without the written consent of Victory (which consent shall not be unreasonably withheld, conditioned or delayed), Lucas shall not, and shall not cause or allow any subsidiary to, enter into any arrangements, directly or indirectly, with any individual or entity other than Victory, whereby Lucas or subsidiary shall (i) sell or transfer any asset, whether now owned or hereafter acquired, outside of the ordinary course of business, or (ii) sell or transfer any asset and then rent or lease (as lessee) that asset for substantially the same purpose or purposes as the asset was used prior to sale or transfer.
(f)    Capital Expenditures. Until the Note has been paid in full, except as expressly permitted by the Budget, Lucas shall not, and shall not permit any subsidiary, without approval of Victory (which approval shall not be unreasonably withheld, conditioned or delayed), to make any expenditures for fixed or capital assets.

(g)    Other Information. Until the Note has been paid in full, Lucas shall promptly provide Victory with any reports, management letters or other information that are created or received concerning material aspects of its and/or any subsidiary’s operations and financial affairs to the extent not otherwise provided to Victory. Within ten days following Victory’s request, Lucas shall provide Victory with such other information and financial data concerning itself or any subsidiary as Victory may reasonably request, including, but not limited to, copies of the minutes of management meetings and any resolutions adopted by the managing body.
(h)    Acquisition of Subsidiaries. In the event that Lucas acquires any wholly- or partially-owned subsidiary at any time prior to the full payment of the Note, upon Victory’s request, at the time of such acquisition Lucas shall cause each such subsidiary to guaranty the payment of the Note (and related expenses) by entering into a Subsidiary Guaranty. In each case, such guaranty shall be provided pursuant to documentation in such form as Victory may reasonably require.
(i)    Indemnification. Upon demand, Lucas shall indemnify Victory and its affiliates with respect to, and shall defend and hold Victory and its affiliates harmless against, any loss, damage, liability, cost or expense (including, but not limited to, reasonable attorney’s fees and costs of investigation) arising out of or in connection with any claim or cause of action that is brought or threatened against Victory and/or its affiliates by any individual or entity (other than Lucas) as a result of Victory entering into this Agreement or any of the other Closing Documents and/or performing its obligations hereunder or thereunder or as a result of Lucas’ breach of any representation, warranty or covenant contained in this Agreement or any Closing Document, except to the extent such loss, damage, liability, cost or expense has resulted from the gross negligence or willful misconduct of Victory or its affiliates. The obligations in this paragraph shall survive the termination of this Agreement and the payment of the Note.
(j)    Inspection of Property. Until the Note has been paid in full, Lucas shall permit any representative designated by Victory, upon reasonable notice and during normal business hours, to (i) visit and inspect any of the properties of Lucas or any subsidiary thereof, (ii) examine the financial records of Lucas or any subsidiary thereof and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of Lucas or any subsidiary thereof with the officers, key employees and independent accountants of Lucas or any subsidiary thereof.
(k)    Affiliate Transactions. Except for (i) the payment to affiliates of salary and other compensation as employees, directors or contractors to Lucas that are consistent with past practices, and (ii) payments to affiliates resulting from such affiliates ownership of Lucas securities, until the Note has been paid in full, Lucas shall not (i) enter into any transaction(s) with any affiliate which would, individually or in the aggregate, exceed $10,000 in any fiscal year except with the prior written consent of Victory, (ii) increase the salary or other compensation payable to any affiliate from that paid as of the date of this Agreement, (iii) enter into any agreement or transaction with any affiliate except on terms that are consistent with market rates in effect at the time or (iv) cause or allow any subsidiary to take any of the foregoing actions.
(l)    Notice of Material Adverse Effect. Until the Note has been paid in full, Lucas shall promptly notify Victory in writing of the occurrence of a Lucas Material Adverse Effect.

(m)    Investments. Until the Note has been paid in full, Lucas shall not make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any capital stock, bonds, notes, debentures or other debt securities of, or any assets (other than the purchase of inventory or equipment in the ordinary course of business) constituting an ongoing business from, or make any other similar type investment in, any other individual or entity (all of the foregoing being “Investments”), except (i) extensions of trade credit and the like in the ordinary course of business and deposits made in the ordinary course of business in a manner consistent with the Budget, (ii) any Investments in cash and cash equivalents reasonably approved by Victory in writing, (iii) any Investments arising in connection with the incurrence of debt permitted by the terms of this Agreement, (iv) loans and advances to employees of Lucas in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) that are consistent with the Budget, (v) any Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business, and (vi) advances, loans or extensions of credit by Lucas to officers, non-affiliated directors, employees or agents of Lucas relating to indemnification or reimbursement of such persons in respect of liabilities relating to their service in such capacities if such advances, loans or extensions of credit are consistent with the Budget.
5.    Conditions to Lucas’ Obligations. The obligations of Lucas to issue the Note to Victory are subject to the satisfaction, on or before the Closing Date, of each of the following conditions; provided, however, that these conditions are for Lucas’ benefit and may be waived in writing by Lucas at any time in their sole discretion:
(a)    Execution and Delivery of Documents. Victory shall have (i) executed each of the Closing Documents to the extent required hereby or thereby and (ii) delivered such documents or signature pages thereof, together with such other items as may be required by this Agreement, to Lucas.
(b)    Payment of Initial Draw. Lucas shall have received the net Initial Draw pursuant to the Disbursement Instructions by wire transfer of immediately available funds.
(c)    Accuracy and Performance. The representations and warranties of Victory herein shall be true and correct in all material respects as of the date made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date and except that representations and warranties of Victory that are qualified by materiality shall be true and correct in all respects), and Victory shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Victory at or prior to the Closing Date.
(d)    No Restrictions or Prohibitions. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or issued by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated herein.

(e)    Pre-Merger Collaboration Agreement. Lucas, Victory, Navitus, Aurora Energy Partners, a Texas general partnership (“Aurora”), and a newly formed subsidiary of Aurora shall have entered into a Pre-Merger Collaboration Agreement in form and substance satisfactory to Lucas and Victory.
6.    Conditions to Victory’s Obligations. The obligation of Victory to make the Loan is subject to the satisfaction, on or before the Closing Date, of each of the following conditions; provided, however, that these conditions are for the sole benefit of Victory and may be waived by Victory at any time in its sole discretion:
(a)    No Material Adverse Effect. There shall have been no Lucas Material Adverse Effect.
(b)    Execution and Delivery of Documents. Lucas and each other individual or entity (other than Victory) who is required to execute the Closing Documents shall have (i) executed each of the Closing Documents to the extent required hereby or thereby and (ii) delivered such documents or signature pages thereof, together with such other items as may be required by this Agreement to Victory.
(c)    Issuance of the Note. Lucas shall have issued its original Note to Victory duly executed by the authorized officers of Lucas, and the Note shall have been delivered to Victory.
(d)    Accuracy and Performance. The representations and warranties of Lucas herein shall be true and correct in all material respects as of the date made and as of Closing Date as though made at that time (except for representations and warranties that speak as of a specific date and except that representations and warranties of Lucas that are qualified by materiality shall be true and correct in all respects), and Lucas shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them at or prior to the Closing Date, including obtaining all consents and approvals required for them to enter into and consummate the Closing Documents.
(e)    No Restrictions or Prohibitions. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, or issued by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated herein.
(f)    Pre-Merger Collaboration Agreement. Lucas, Victory, Navitus, Aurora, and a newly formed subsidiary of Aurora shall have entered into a Pre-Merger Collaboration Agreement in form and substance satisfactory to Lucas and Aurora.

7.    Governing Law; Miscellaneous.
(a)    Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the state of Texas without regard to the principles of conflict of laws. The Parties hereby consent to the nonexclusive jurisdiction of any state or federal court situated in Harris county, Texas, and waive any objection based on forum non conveniens, with regard to any actions, claims, disputes or proceedings relating to this Agreement or any transactions arising herefrom, or enforcement and/or interpretation of any of the foregoing. Nothing herein will affect a Party’s right to serve process in any manner permitted by law, or limit a Party’s right to bring proceedings against another Party in the competent courts of any other jurisdiction or jurisdictions.
(b)    Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and signature pages from such counterparts have been delivered as required by this Agreement.
(c)    Headings; Interpretation. The headings of this Agreement are for convenience of reference and shall not form a part of, or affect the interpretation of, this Agreement. As used herein, unless the context clearly requires otherwise, the words “herein,” “hereunder” and “hereby” shall refer to the entire Agreement and not only to the Section or paragraph in which such word appears. If any date specified herein falls upon a Saturday, Sunday or legal holiday in the state of Texas, the date shall be construed to mean the next business day following such Saturday, Sunday or legal holiday. For purposes of this Agreement, a “business day” is any day other than a Saturday, Sunday or legal holiday in the state of Texas. Each Party intends that this Agreement be deemed and construed to have been jointly prepared by the parties. As a result, the parties agree that any uncertainty or ambiguity existing herein shall not be interpreted against any of them.
(d)    Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
(e)    Entire Agreement; Amendments. This Agreement and the documents referenced herein (which are incorporated herein by reference) contain the entire understanding of the Parties with respect to the matters covered herein and supersede all prior agreements, negotiations and understandings, written or oral, with respect to such subject matter. Except as specifically set forth herein, none of the Parties makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement shall be waived or amended other than by an instrument in writing signed by each of the Parties hereto. No delay or omission of any party hereto in exercising any right or remedy hereunder shall constitute a waiver of such right or remedy, and no waiver as to any obligation shall operate as a continuing waiver or as a waiver of any subsequent breach.
(f)    Notices. Any notices required or permitted to be given under the terms of this Agreement shall be in writing and sent by U. S. Mail or delivered personally or by overnight courier or via facsimile or e-mail (if via facsimile or e-mail, to be followed within one (1) business day by an original of the notice document via overnight courier) and shall be effective (i) five (5) business days after being placed in the mail, if sent by registered mail, return receipt requested, (ii) upon receipt, if delivered personally, (iii) upon delivery by facsimile or e-mail (if received between 8:00 a.m. and 5:00 p.m. CT; otherwise delivery shall be considered effective the following business day) or (iv) one (1) business day after delivery to a courier service for overnight delivery, in each case properly addressed to the party to receive the same. The addresses for such communications shall be as specified on the signature page hereto. Each party shall provide written notice to the other parties of any change in address.
(g)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns; provided, however, that no Party may assign its rights hereunder or delegate its duties hereunder without the prior written consent of the other Parties hereto.
(h)    No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other individual or entity.
(i)    Survival. The representations, warranties and agreements of the Parties shall survive the Closing.
(j)    Further Assurances. Each Party shall do and perform, or cause to be done and performed, at its expense, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as another Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(k)    Remedies. No provision of this Agreement providing for any specific remedy to a Party shall be construed to limit such Party to that specific remedy, and any other remedy that would otherwise be available to such Party at law or in equity shall also be available. The Parties also intend that the rights and remedies hereunder be cumulative, so that exercise of any one or more of such rights or remedies shall not preclude the later or concurrent exercise of any other rights or remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Parties will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
(l)    Attorney’s Fees. If any Party to this Agreement shall bring any action for relief against another arising out of or in connection with this Agreement, in addition to all other remedies to which the prevailing Party may be entitled, the losing Party shall be required to pay to the prevailing Party a reasonable sum for attorney’s fees and costs incurred in bringing or defending such action and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney’s fees and costs incurred in enforcing such judgment. For the purposes of this Section, attorney’s fees shall include, without limitation, fees incurred with respect to the following: (i) post-judgment motions, (ii) contempt proceedings, (iii) garnishment, levy and debtor and third party examinations, (iv) discovery, (v) bankruptcy litigation and (vi) any appellate proceedings.
(m)    Waiver of Jury Trial. THE PARTIES EACH WAIVE, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY ENERGY CORPORATION

By: /s/ Kenneth Hill
Name: Kenneth Hill
Title: Chief Executive Officer

Date: March 3, 2015

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date and year first written above.

LUCAS:

LUCAS ENERGY, INC.

By:_______________________________________
Name:
Title:

Address: 3555 Timmons Lane
Suite 1550
Houston, TX 77027
Fax:
Email:

VICTORY:

VICTORY ENERGY CORPORATION

By:_______________________________________
Name:
Title:

Address: 3355 Bee Caves Road
Suite 608
Austin, TX 78746
Fax:
Email:

EXHIBIT A
Form of Pledge Agreement

STOCK PLEDGE AGREEMENT
STOCK PLEDGE AGREEMENT, dated as of February 26, 2015 (this “Agreement”), between LUCAS ENERGY, INC., a Nevada corporation (the “Pledgor”), whose address is 3555 Timmons Lane, Suite 1550, Houston, Texas 77027 and VICTORY ENERGY CORPORATION (the “Secured Party”),  whose address is 3355 Bee Caves Road, Suite 608, Austin, Texas 78746.
BACKGROUND

Secured Party and Pledgor have entered into a Pre Merger Loan and Funding Agreement, dated on or about the date hereof (the “Loan Agreement”) pursuant to which the Secured Party has agreed to loan the Pledgor up to Two Million Dollars ($2,000,000) (the “Credit Limit”) as evidenced by Delayed Draw Term Note as it may be amended from time to time (the “Note”).

The Loan Agreement requires that all obligations of Pledgor to Secured Party under the Loan Agreement and the Note be secured by a number of shares of the Common Stock of the Pledgor having a value that is equal to the then outstanding principal and unpaid interest under the Note.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Pledgor hereby agrees with the Secured Party as follows:

1.    COLLATERAL PLEDGE; SECURITY INTEREST; DEFINITIONS
(a)    Pledge of Securities. In consideration for Secured Party extending credit to the Pledgor under the Loan Agreement, and to secure the Obligations (as defined below) of Pledgor to the Secured Party thereunder, Pledgor shall concurrently with the Initial Draw and each subsequent Draw under the Loan Agreement deliver to the Secured Party, a certificate representing a number of shares of Pledgor’s Common Stock that is equal to the quotient of the amount of the Draw (whether the Initial Draw or any subsequent Draw), divided by the volume weighted average closing price of Pledgor’s Common Stock over the twenty (20) trading day period prior to the date that the Draw is made. The shares of Pledgor’s Common Stock shall be registered in the name of the Pledgor and be accompanied by duly executed instruments of assignment thereof to the Secured Party (which, together with all replacements and substitutions therefor are hereinafter referred to as the “Pledged Shares”). Pledgor hereby pledges to Secured Party and grants to the Secured Party a continuing lien and security interest (the “Security Interest”) in, all of the Pledgor’s right, title and interest in the Pledged Shares, and all rights and remedies relating to, or arising out of, any and all of the foregoing, and all proceeds thereof (collectively, the “Collateral”) to secure the payment and performance of all Obligations of Pledgor to the Secured Party.

Notwithstanding the foregoing, the number of Pledged Shares shall not exceed 19.9% of the issued and outstanding common stock of Pledgor on the date of this Agreement without the prior written consent of Pledgor and its stockholders in accordance with applicable exchange listing requirements; provided, however, that if Pledgor is unable to provide sufficient Pledged Shares as a result of such limitation, it shall in lieu of pledging additional Pledged Shares provide other collateral having an equal value as mutually determined by Pledgor and Secured Party and such other collateral shall be deemed to be “Collateral” hereunder. Furthermore, no Pledged Shares shall be issued hereunder until the NYSE MKT, as and if applicable, has approved the additional listing of such Pledged Shares.
Any and all stock dividends, rights, warrants, options, puts, calls, conversion rights and other securities and any and all property and money distributed or delivered with respect to the Collateral or issued upon the exercise of any puts, calls, conversion rights, options, warrants or other rights included in or pertaining to the Securities shall be included in the term “Pledged Shares” and “Collateral” as used herein and shall be subject to this Pledge Agreement, and Pledgor shall deliver the same to the Secured Party immediately upon receipt thereof together with any necessary instruments of transfer; provided, however, that until an Event of Default (as hereinafter defined) shall occur, Pledgor may retain any dividends paid in cash or its equivalent, with respect to any stock included in the Collateral and any interest paid with respect to any bonds, debentures or other evidences of indebtedness included in the Collateral. Pledgor hereby acknowledges that the acceptance of the pledge of the Collateral by the Secured Party shall not constitute a commitment of any kind by the Secured Party to permit Pledgor to incur Obligations.
Secured Party acknowledges and agrees that the stock certificates representing the Pledged Shares issued hereunder shall contain legends substantially in the form of the following, as well as any additional legends that may be required by applicable law:
THESE SECURITIES HAVE BEEN PLEDGED PURSUANT TO, AND ARE SUBJECT TO CERTAIN RESTRICTIONS AND CANCELLATION RIGHTS SET FORTH IN, THE STOCK PLEDGE AGREEMENT DATED FEBRUARY [ ], 2015, BY AND AMONG LUCAS ENERGY, INC. AND VICTORY ENERGY CORPORATION. A COPY OF SUCH PLEDGE AGREEMENT IS AVAILABLE FOR REVIEW BY THE RECORD HOLDER OF THESE SECURITIES AT THE PRINCIPAL OFFICES OF THE ISSUER.
THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(b)    Certain Definitions.
(i)    “Obligations” means all of the Pledgor’s obligations and liabilities to the Secured Party pursuant to this Agreement, the Loan Agreement, the Note, whether or not such Obligations exist under this Agreement, the Loan Agreement, or any other agreements between Pledgor and the Secured Party, whether now or hereafter existing, including, without limitation, any note, any credit line agreement, any loan or security agreement, and any other agreement for services, financial accommodations or credit extended by the Secured Party to Pledgor even though not specifically enumerated herein.
(ii)    Other Defined Terms. Unless otherwise defined, the terms set forth in this Agreement shall have the meanings set forth in the Loan Agreement and the Note.
2.    NO VOTING RIGHTS
(a)    No Voting and Other Rights.  The Pledged Shares constitute treasury shares of the Pledgor and unless and until there is a default under the Loan Agreement or the Note or a failure to satisfy any other Obligation, the Pledged Shares may not be voted by the Pledgor or the Secured Party.
3.    WARRANTIES AND COVENANTS
In addition to all other warranties, representations and covenants in the Loan Agreement or the Note, which are expressly incorporated herein by reference, if Pledgor as part of this Agreement and while any Obligations of Pledgor to the Secured Party remain unpaid or outstanding, Pledgor agrees, represents and warrants as follows:

(a)    Pledgor’s Name, Location; Notice of Location Changes. Except as set forth herein, Pledgor’s name and organizational structure have remained the same since the date of the Note.  Pledgor will continue to use only the name set forth with Pledgor’s signature unless Pledgor gives Secured Party prior written notice of any change. Furthermore, Pledgor shall not do business under another name nor use any trade name without giving ten (10) days prior written notice to the Secured Party. Pledgor will not change its status or organizational structure without the prior written consent of the Secured Party, which consent shall not be unreasonably withheld, conditioned or delayed. Pledgor will not change its location or registration (if Pledgor is a registered organization) to another state without prior written notice to the Secured Party.
(b)    Accuracy of Information/Verification.  All information, certificates and statements given to the Secured Party pursuant to this Agreement will be accurate and complete when given. Also, the Secured Party may verify any Collateral or documents evidencing the Collateral in any manner and Pledgor shall assist the Secured Party in so doing.

(c)    Organization and Authority. The execution, delivery and performance of this Agreement, the accompanying assignments, stockpowers and other documents to which Pledgor is a party: (i) are within Pledgor’s power; (ii) have been duly authorized by proper corporate action; (iii) do not require the approval of any governmental agency, other entity or person; (iv) will not violate any law, agreement or restriction by which Pledgor is bound; and (v) any such assignments or pledges of any interest in any corporation have been approved and acknowledged by the directors of such corporation. This Agreement is the legal, valid and binding obligation of Pledgor, and is enforceable against Pledgor in accordance with its terms.
(d)    Warranty of Title of Securities/Collateral.  Pledgor now has, and throughout the term of this Agreement will at all times have, good title to the Collateral, free and clear of any and all security interests, liens and claims of any kind whatsoever.  The Collateral is not subject to any restrictions on transfer and/or disposition by Pledgor or the Secured Party, except for restrictions under applicable federal and state securities laws.
(e)    Maintenance of Securities/Collateral; Restriction on Liens and Dispositions. Pledgor will: (i) not permit waste, removal or loss of identity of the Collateral; (ii) keep the Collateral free from all liens, adverse claims, executions, attachments, claims, encumbrances and security interests (other than the Secured Party’s sole and paramount security interest and those interests permitted in writing by the Secured Party); (iii) defend the Collateral against all claims and legal proceedings by persons other than the Secured Party; (iv) pay and discharge when due all taxes, levies and other charges or fees which may be assessed against the Collateral (except for payment of taxes contested by Pledgor in good faith by appropriate proceedings so long as no levy or lien has been imposed upon the Collateral); (v) not sell or transfer the Collateral to any party; (vi) not permit the Collateral to be used or owned in violation of any applicable law, regulation or policy of insurance; (vii) preserve the Secured Party’s rights and security interest in the Collateral against all other parties; and (viii) not make any instructions or entitlement orders which are contrary to the terms of this Agreement. Pledgor will promptly deliver to the Secured Party a copy of any notices, statements or communications received by Pledgor regarding the Collateral.
(f)    Maintenance of Security Interest. Pledgor will take any action requested by the Secured Party to preserve the Collateral and to perfect, establish the priority of, continue perfection and enforce the Secured Party’s interest in the Collateral and the Secured Party’s rights under this Agreement (including the delivery of any stock or bond powers, assignments and endorsements deemed necessary by the Secured Party); and Pledgor will pay all costs and expenses related thereto. Pledgor shall also cooperate with the Secured Party in obtaining control (for purposes of perfection under the Uniform Commercial Code) of Collateral. Pledgor hereby authorizes the Secured Party on behalf of the Pledgor to take any and all actions described above and in place of Pledgor with respect to the Collateral and hereby authorizes and/or ratifies any such actions.
(g)    Delivery of Securities/Collateral.  All certificates or instruments representing or evidencing the Collateral shall be promptly delivered by Pledgor to Secured

Party pursuant hereto at a location designated by the Secured Party and shall be held by or on behalf of the Secured Party pursuant hereto, and shall be in suitable form for transfer by delivery, or shall be accompanied by duly endorsed stock powers, in blank, with signature medallion guaranteed or other instrument of transfer or assignment in blank, in form and substance satisfactory to the Secured Party. Upon the occurrence and during the continuance of an Event of Default and the failure to cure said default as provided herein, Secured Party shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register on the books of the Pledgor (or of any other Person maintaining records with respect to the Collateral) in the name of the Secured Party or any of its nominees any or all of the Collateral.
4.    RIGHTS AND DUTIES OF THE SECURED PARTY
In addition to all other rights of the Secured Party under the Note and the Loan Agreement, which are expressly incorporated herein as a part of this Agreement, the following provisions will also apply:

(a)    Authority to Perform for Pledgor/Entitlement Holder. To facilitate the Secured Party’s ability to preserve and dispose of the Collateral, Pledgor unconditionally appoints the Secured Party, as Pledgor’s attorney-in-fact (coupled with an interest and irrevocable while any Obligations remain unpaid) to do any of the following upon default by Pledgor hereunder (notwithstanding any notice requirements or grace/cure periods under this or any other agreements between Pledgor and the Secured Party): to file, endorse the name of Pledgor on any Collateral, payments, and any documents needed to perfect, protect and/or realize upon the Secured Party’s interest in the Collateral; to nominate itself as entitlement holder as to any or all of the Collateral; and to do all such other acts and things necessary to carry out Pledgor’s obligations under this Agreement and the Loan Agreement and the Note. All acts taken by the Secured Party pursuant to the above-described authority are hereby ratified and approved by the Pledgor, and the Secured Party will not be liable to Pledgor for any acts of commission or omission, nor for any errors of judgment or mistakes in undertaking such actions except for the Secured Party’s willful misconduct. For good and valuable consideration, Pledgor agrees not to assert any claims against any third-party (including any issuer or any securities intermediary) holding Collateral for complying with the Secured Party’s requests hereunder, and Pledgor waives any claims against such third parties for actions taken at the request of the Secured Party.
(b)    Collateral Preservation. The Secured Party will use reasonable care as to any Collateral in its physical possession but in determining such standard of reasonable care, Pledgor expressly acknowledges that the Secured Party has no duty to: (i) insure the Collateral against hazards; (ii) protect the Collateral from seizure, levy, lien, claim or conversion by third parties, or acts of God; (iii) give to Pledgor any notices, account statements, proxies or communications received by the Secured Party regarding the Collateral; (iv) perfect or continue perfection of any security interest in the Collateral in favor of Pledgor; (v) inform Pledgor of any decline in the value of the Collateral or the existence of any option or elections with respect to the Collateral; (vi) take any action to invest or manage the Collateral; (vii) exercise, preserve or notify Pledgor with respect to any exchanges, puts, calls, redemptions, conversions, maturities, offers, tenders and other rights or requirements regarding the Collateral or Pledgor’s interest therein; or (viii) sue or otherwise take action to preserve Pledgor’s or the Secured Party’s interest in the Collateral. Notwithstanding any failure by the Secured Party to use reasonable care in preserving the Collateral, Pledgor agrees that the Secured Party will not be liable to Pledgor for any consequential or special damages arising from such failure. The foregoing also applies if the Secured Party is deemed entitlement holder as to any Collateral.
5.    DEFAULTS AND REMEDIES
(a)    Events of Defaults. Notwithstanding any cure periods described below, Pledgor will immediately notify Secured Party in writing when Pledgor obtains knowledge of the occurrence of any default specified in this Agreement, the Note or the Loan Agreement.  A default shall occur hereunder if Pledgor (a) fails to perform any of the terms, covenants or conditions of this Agreement, the Note, or the Loan Agreement, or (b) fails to make any payment when due, and has not cured said default within fourteen (14) days of receipt of written notice thereof from Secured Party (or such shorter period of time as may be provided for in the Note or the Loan Agreement).
(b)    Acceleration of Obligations. Upon the occurrence of an event of default as provided in Section 5(a) above and the passage of any applicable cure periods, the Secured Party may at any time thereafter, by written notice to Pledgor, declare the unpaid principal balance of any Obligations, together with the interest accrued thereon and other amounts accrued hereunder, to be immediately due and payable; and the unpaid balance will thereupon be due and payable, all without presentation, demand, protest or further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. Notwithstanding the above, to the extent any of the Obligations referred to herein are payable upon demand, nothing herein will restrict nor negate the demand nature of such Obligations.
(c)    Remedies.  After maturity of any of the Obligations, or if an Event of Default shall occur, Pledgor shall give immediate written notice thereof to Secured Party. Upon the occurrence of an Event of Default, and at, any time thereafter, the Secured Party shall have the right, without notice to or demand upon Pledgor, to exercise any one or more of the following remedies:
(i)    accelerate and declare all or any part of the Obligations to be immediately due, payable and performable, notwithstanding any deferred or installment payments allowed by any agreement or instrument evidencing or relating to any of the same;
(ii)    transfer any of the Pledged Shares into the Secured Party’s name, without notice to or consent of Pledgor;
(iii)    exercise all of Pledgor’s rights as an entitlement holder and/or owner of the Pledged Shares;

(iv)    notify any issuer, transfer agent or securities intermediary, or holder of any Collateral or Certificates of this pledge of the Collateral, and direct such issuer, transfer agent or securities intermediary to comply with all instructions and entitlement orders originated by the Secured Party without further consent of Pledgor, and/or deliver directly in trust to the Secured Party any Collateral, Certificates and subsequent shares of stock, dividend payments or other distributions pertaining to the Collateral or arising from Pledgor’s ownership of the Collateral, and in each case Pledgor hereby unconditionally directs such parties to comply with the Secured Party’s requests in all respects; and
(v)    sell or otherwise dispose of the Pledged Shares as provided for herein and at law, and other Collateral, at a public or private sale, for cash, or other property, or on credit, with the authority to adjourn or postpone any such sale from time to time without notice other than oral announcement at the time scheduled for sale.  The Secured Party may directly or through any affiliate purchase the Collateral, at any such public disposition, and if permissible under applicable law, at any private disposition. Pledgor and the Secured Party hereby agree that it shall conclusively be deemed commercially reasonable for the Secured Party, in connection with any sale or disposition of the Collateral, to impose restrictions and conditions as to the investment intent of a purchaser or bidder, the ability of a purchaser or bidder to bear the economic risk of an investment in the Pledged Shares or other Collateral, the knowledge and experience in business and financial matters of a purchaser or bidder, the access of a purchaser or bidder to information concerning the issuer of the Pledged Shares or other Collateral, as well as legend conditions and stop transfer instructions restricting subsequent transfer of the Pledged Shares or other Collateral, and any other restrictions or conditions which the Secured Party believes to be necessary or advisable in order to comply with any state or federal securities or other laws. Pledgor acknowledges that the foregoing restrictions may result in fewer proceeds being received upon such sale then would otherwise be the case. Pledgor hereby agrees to provide to Secured Party any and all information required by Secured Party in connection with any sales of Pledged Shares or other Collateral by the Secured Party. Any and all attorneys’ fees, expenses, costs, liabilities and obligations incurred by Secured Party in connection with the foregoing shall be added to and become a part of the Obligations and shall be due from Pledgor to the Secured Party upon demand.
(d)    Cumulative Remedies; Notice; Waiver. In addition to the remedies set forth herein, the Secured Party will have all other rights and remedies for default provided by the uniform commercial code, as well as any other applicable law, including, without limitation, the right to dispose of the collateral without judicial process. The rights and remedies specified herein are cumulative and are not exclusive of any rights or remedies which the Secured Party would otherwise have. With respect to such rights and remedies:
(i)    Notice of Disposition. Written notice, when required by law, sent to any address of Pledgor in this Agreement or otherwise provided to Secured Party, at least five (5) calendar days (counting the day of sending) before the date of a proposed disposition of the Collateral will be deemed reasonable notice but less notice may be reasonable under the circumstances;
(ii)    Possession of Collateral/Commercial Reasonableness.  The Secured Party shall not, at any time, be obligated to either take or retain possession or control of the Collateral.

With respect to Collateral in the possession or control of the Secured Party, Pledgor, and the Secured Party agree that as a standard for determining commercial reasonableness, (and in addition to the provisions of Section 4(b) above) the Secured Party need not liquidate, collect, sell or otherwise dispose of any of the Collateral if Secured Party believes, in good faith, that disposition of the Collateral would not be commercially reasonable, would subject the Secured Party to third-party claims or liability, would cause the Secured Party to violate federal or state securities laws, that other potential purchasers could be attracted or that a better price could be obtained if Secured Party held the Collateral for up to one (1) year.  The Secured Party may sell Collateral without giving any warranties and may specifically disclaim any warranties of title or the like. Furthermore, Secured Party may sell the Collateral on credit (and reduce the Obligations only when payment is received from the buyer), at wholesale and/or with or without an agent or broker. The Secured Party need not register any securities collateral under state or federal law; and Secured Party need not complete, process, or otherwise prepare the Collateral prior to disposition. If the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Pledgor shall be credited with the cash proceeds of the sale. The Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(iii)     Waiver by Pledgor.  Secured Party has no obligation and Pledgor waives any obligation to attempt to satisfy the Obligations by collecting the obligations from any third parties and Secured Party may release, modify or waive any collateral provided by any third party to secure any of the Obligations, all without affecting the Secured Party’s rights against Pledgor. Pledgor further waives any obligation on the part of Secured Party to marshal any assets in favor of Pledgor or in payment of the Obligations. Notwithstanding any provisions in this Agreement or any other agreement between Pledgor, the Secured Party, Pledgor does not waive any statutory rights except to the extent that the waiver thereof is permitted by law.
(iv)    Waiver by the Secured Party.  Secured Party may permit Pledgor to attempt to remedy any default without waiving its rights and remedies hereunder, and Secured Party may waive any default without waiving any other subsequent or prior default by Pledgor. Furthermore, delay on the part of the Secured Party in exercising any right, power or privilege hereunder or at law will not operate as a waiver thereof, nor will any single or partial exercise of such right, power or privilege preclude other exercise thereof or the exercise of any other right, power or privilege. No waiver or suspension will be deemed to have occurred unless the Secured Party has expressly agreed in writing to such waiver or suspension.
6.    MISCELLANEOUS
(a)    Term.  This Agreement and the Secured Party’s rights hereunder shall continue in full force and effect until all of the Obligations have been fully paid, performed and discharged. Upon termination, Secured Party shall return the Collateral to Pledgor, with any necessary instruments of transfer.
(b)     Revivor. If any payment made on any of the Obligations shall for any reason be required to be returned by the Secured Party, whether on the ground that such payment constituted a preference or for any other reason, then for purposes of this Agreement, and notwithstanding any prior termination of this Agreement, such payment on the Obligations shall be treated as not having been made, and this Agreement shall in all respects be effective with respect to the Obligations as though such payment had not been made; and if the Collateral has been released or returned to Pledgor, then Pledgor shall return the Collateral to Secured Party to be held and dealt with in accordance with the terms of this Agreement.
(c)    Relationship to Other Documents. The warranties, representations, covenants and duties of Pledgor (and the rights and remedies of the Secured Party) that are outlined in this Agreement, the Note and the Loan Agreement, are intended to supplement each other. In the event of any inconsistencies between the terms in the Note, the Loan Agreement and this Agreement, all such inconsistencies will be construed so as to give the Secured Party the most favorable rights. Furthermore, Pledgor and the Secured Party waive any presumption or rule requiring construction of this Agreement against the drafter.
(d)    Notices.  All notices, requests, demands and other communications under this Agreement, shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or within five (5) business days if mailed to the party to whom notice is to be given, by first-class mail, registered, or certified, postage prepaid and properly addressed as follows:

If to the Pledgor, addressed to:

Lucas Energy, Inc.
3555 Timmons Lane
Suite 1550
Houston, Texas 77027

with a copy (which shall not constitute notice) to:

David M. Loev, Esq.
The Loev Law Firm, PC
6300 West Loop South, Suite 280
Bellaire, Texas 77401
Fax (713) 524-4122
dloev@loevlaw.com

If to Secured Party, addressed to:

Victory Energy Corporation
3355 Bee Caves Road
Suite 608
Austin, Texas 78746

with a copy (which shall not constitute notice) to:

BEVILACQUA PLLC
Attention: Louis A. Bevilacqua, Esq.
1629 K Street, NW
Suite 300
Washington, DC 20006
lou@bevilacquapllc.com
Fax: 301-874-8635

Any notice mailed to any party hereunder will be deemed effective within five (5) business days of deposit in the United States mail.

(e)    Nature of Liability/Successors. The rights, powers and remedies granted in this Agreement to Secured Party will extend to Secured Party’s successors and assigns, and the provisions of this Agreement will be binding upon Pledgor and its successors and assigns.
(f)    Expenses and Attorneys’ Fees. Pledgor will reimburse Secured Party for all fees and out-of-pocket disbursements incurred by the Secured Party in connection with: the preparation of this Agreement; perfecting, establishing and confirming the priority of the Secured Party’s security interest in the Collateral; any confirmations, audits or appraisals of Pledgor’s business operations and the Collateral; the amendment, administration, defense and enforcement of this Agreement, the Note or the Loan Agreement, and any waivers with respect thereto. Pledgor also will reimburse Secured Party, including all attorneys’ fees, before and after judgment, and all costs of preservation and/or liquidation of the Collateral.
(g)    Applicable Law and Jurisdiction; Interpretation and Modification. This Agreement, the Note and the Loan Agreement will be governed by and interpreted in accordance with the laws of the State of Texas, except to the extent that the validity, perfection or enforcement of a security interest hereunder in respect of any Collateral is governed by the laws of the state of Nevada or some other state, in which case such laws shall govern. Invalidity of any provision of this Agreement will not affect the validity of any other provision. The provisions of this Agreement, the Note or Loan Agreement, will not be altered, amended or waived without the express written consent of all the Secured Party (and Pledgor, when appropriate).  Pledgor hereby consents to the nonexclusive jurisdiction of any state or federal court situated in Harris County, Texas, and waives any objection based on forum non conveniens, with regard to any actions, claims, disputes or proceedings relating to this agreement, the collateral, any other loan document, or any transactions arising therefrom, or enforcement and/or interpretation of any of the foregoing. Nothing herein will affect Secured Party’s right to serve process in any manner permitted by law, or limit the Secured Party’s right to bring proceedings against Pledgor in the competent courts of any other jurisdiction or jurisdictions.

(h)    Copies; Entire Agreement; Modification. Pledgor hereby acknowledges the receipt of a copy of this Agreement.
(i)    Waiver of Jury Trial.   Pledgor and the Secured Party hereby jointly and severally waive any and all right to trial by jury in any action or proceeding relating to any of the loan documents, this agreement, the obligations thereunder, the collateral or any transaction arising therefrom or connected thereto. Pledgor and the Secured Party each represents to the other that this waiver is knowingly, willingly and voluntarily given.
(j)    Attachments. All documents attached hereto, including any appendices, schedules, riders, and exhibits to this Agreement, are hereby expressly incorporated by reference.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has/have executed this Pledge Agreement the date and year first written above.

PLEDGOR

LUCAS ENERGY, INC.

By:
Name:
Title:

SECURED PARTY

VICTORY ENERGY CORPORATION

By:
Name:
Title:

EXHIBIT B

Form of Note
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH SALE, TRANSFER, OR OTHER DISPOSITION IS REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

DATE OF ISSUANCE: February 26, 2015

$250,000

LUCAS ENERGY, INC.

SECURED SUBORDINATED DELAYED DRAW TERM NOTE

This Secured Subordinated Delayed Draw Term Note (the “Note”) is issued by LUCAS ENERGY, INC., a Nevada corporation (the “Borrower”), pursuant to that certain Pre Merger Loan and Funding Agreement (the “Loan Agreement”) entered into concurrently herewith by and between the Borrower and Victory Energy Corporation. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement. The principal amount of this Note is subject to increase to up to $2,000,000 pursuant to one or more Draws by the Borrower as permitted under the terms of the Loan Agreement.

1.    Payment Obligation.
(c)    For value received, the Borrower promises to pay to VICTORY ENERGY CORPORATION or its permitted successors and assigns (collectively, the “Holder”), (i) the principal amount of Two Hundred and Fifty Thousand Dollars ($250,000.00) and (ii) interest on the outstanding principal amount at the applicable federal rate as in effect on the date of issuance of this Note (the “Rate”), payable as described below. The principal amount of this Note, together with all accrued and unpaid interest, shall be due and payable on February 26, 2016 (the “Maturity Date”).
(d)    Interest on the outstanding principal amount of this Note shall be paid in one lump sum on the Maturity Date (as the same may be extended in accordance herewith). The maximum interest payment due under this Note (the “Maximum Amount”) shall be calculated based on the Rate then in effect. Accrual of interest on the outstanding principal amount shall commence on the “Date of Issuance” shown above and shall continue until full payment of the outstanding principal amount has been made or duly provided for.

(e)    The Borrower may prepay all or any portion of the outstanding principal amount of this Note at any time upon ten (10) days prior written notice to the Holder.
2.    Provisions as to Payment; Option to Pay in Kind.
(b)    Payments on this Note are payable to the Holder in whose name this Note (or one or more successor Notes) is registered on the records of the Borrower regarding registration and transfer of this Note (the “Note Register”).
(c)    Except as specified in Section 2(c) below, payments on this Note are payable in immediately available funds in currency of the United States of America at the address last appearing on the Note Register of the Borrower as designated in writing by the Holder hereof from time-to-time. The Borrower shall pay the outstanding principal amount and all accrued and unpaid interest due upon this Note on the Maturity Date (subject to any agreed extension), less any amounts required by law to be deducted or withheld, to the Holder of this Note appearing of record as of the fifth business day (as defined in the Loan Agreement) prior to the Maturity Date (again, subject to any agreed extension) and addressed to such Holder at the last address appearing on the Note Register. The forwarding of such funds (or payment in kind as provided for in Section 2(c) below) shall constitute full payment of all outstanding principal and accrued interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such payment plus any amounts so deducted or withheld. Unless otherwise expressly provided herein, all payments on this Note shall be credited first to reimburse the Holder for any cost or expense reimbursable hereunder, then to the payment of accrued interest, and third to the payment of principal.
(d)    Notwithstanding anything to the contrary set forth in this Note, at Maturity, Borrower shall have the right and option to pay all or any amounts due and payable hereunder in kind in lieu of making cash payments as provided for in Section 2(b) hereof. In order to exercise this option to pay in kind, Borrower shall provide Holder with at least ten (10) day’s advance written notice of its election to pay in kind. Thereafter, the Holder shall assist the Borrower in confirming reasonable and customary representations to the Borrower regarding the Holder’s financial status and other items as may be necessary for the Borrower to confirm an exemption from registration for the in kind election. After electing to pay in kind, Borrower shall issue to Holder a number of shares of Borrower’s Common Stock (the “PIK Shares”) as is equal to the quotient of all amounts due under the Note at Maturity to be payable in kind, divided by the volume weighted average closing price of Borrower’s Common Stock over the twenty (20) trading day period prior to Maturity. After making an election to pay in kind, Borrower shall issue the PIK Shares to Holder as soon as reasonably practicable following Maturity and in any event within five (5) days following the Maturity Date. Notwithstanding the foregoing, if Borrower’s Shareholder Approval (as defined below) or regulatory approval is a prerequisite to issuing the PIK Shares to the Holder, then Borrower shall use its best efforts to obtain shareholder and/or regulatory approval as expeditiously as possible, but in any event, within sixty (60) days of the Maturity Date. If Borrower elects to pay in kind at Maturity, then at the request of Holder, Borrower shall, as soon as possible following the issuance of the PIK Shares, file a registration statement covering the resale of the PIK Shares (or such number which is allowable by the SEC pursuant to Rule 415 of the Securities Act of 1933, as amended) and shall use its best efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission and Borrower and Holder shall enter into a customary registration rights agreement governing the registration of the PIK Shares.
(e)    Notwithstanding anything herein to the contrary, the maximum number of shares of Borrower Common Stock to be issued hereunder shall not (i) exceed 19.9% of the outstanding shares of Borrower Common Stock immediately prior to the date of the Loan Agreement, (ii) exceed 19.9% of the combined voting power of the then outstanding voting securities of Borrower immediately prior to the date of the Loan Agreement, in each of subsections (i) and (ii) before the issuance of the Borrower Common Stock hereunder, or (iii) otherwise exceed such number of shares of Borrower Common Stock that would violate applicable listing rules of the NYSE MKT in the event the Borrower stockholders do not approve the issuance of the Borrower Common Stock hereunder (the “Shareholder Approval” and the “Share Cap”). In the event the number of shares of Borrower Common Stock to be issued to Sellers hereunder exceeds the Share Cap, then Borrower shall instead repay such applicable portion of this Note in cash.
(f)    No issuance of PIK Shares shall be made hereunder until or unless such PIK Shares are subject to an additional listing application with the NYSE MKT, to the extent required by applicable NYSE MKT rules and regulations.
3.    Transfer of Note; Restrictions.
(h)    The Holder understands and acknowledges by its acceptance hereof that (i) this Note if issued hereunder, the PIK Shares, have not been, and are not being, registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred except in compliance with applicable federal and state securities laws; and (ii) neither the Borrower nor any other person is under any obligation to register this Note or the PIK Shares (except as expressly provided above) under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.
(i)    Prior to presentment of this Note for transfer, the Borrower and any agent of the Borrower may treat the person in whose name this Note is duly registered on the Note Register as the Holder hereof for the purpose of receiving payments as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Borrower nor any such agent shall be affected or bound by notice to the contrary.
4.    Obligations of the Borrower Herein Are Unconditional. The Borrower’s obligations to repay this Note at the time, place, interest rate and in the currency hereinabove stated are absolute and unconditional. This Note and all other instruments now or hereafter issued in replacement of this Note on the same or similar terms are direct obligations of the Borrower.
5.    Waiver of Demand, Presentment, etc. To the extent permitted by law, the Borrower hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for herein. No delay or omission of the Holder hereof in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. A waiver on one occasion shall not operate as a bar to, or waiver of, any such right or remedy on any future occasions.
6.    Attorneys’ Fees; Reimbursable Expenses. In the event it should become necessary for the Holder to employ counsel to enforce this Note or any other document entered into by the Borrower in connection herewith, the Borrower agrees to pay the reasonable and documented attorneys’ fees and costs of the Holder, irrespective of whether suit is brought, including, without limitation, any and all pre-judgment and post-judgment attorneys’ fees and costs incurred (including, without limitation, fees and costs reasonably incurred in connection with any matter arising under Title 11 of the United States Code). In addition, the Borrower agrees to pay for all of the Holder’s other reasonable and documented out-of-pocket costs incurred in connection with the enforcement of this Note or any other document entered into by the Borrower in connection herewith, including, without limitation, all of the Holder’s consultants’ fees, appraisers’ fees, accountants’ fees, and trustee’s fees.
7.    Events of Default. If one or more of the following described “Events of Default” shall occur:
(a)    the Borrower shall fail to make timely payment of any amount then due and owing under this Note;
(b)    the Borrower shall fail to make timely payment of any amount then due and owing under any of the other Closing Documents and the same shall continue uncured for a period of three (3) business days after the date payment became due;
(c)    any of the representations or warranties made by the Borrower in any of the Closing Documents or in any certificate or other written statement heretofore or hereafter furnished by or on behalf of the Borrower in connection with the execution and delivery of any of the Closing Documents shall be false or misleading in any material respect at the time made and the Holder shall have provided written notice to the Borrower of the alleged misrepresentation or breach of warranty and the same shall continue uncured for a period of fifteen (15) business days after such written notice from the Holder;
(d)    if the Borrower shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Borrower under any of the Closing Documents not covered by clause (a), (b) or (c) above and the Holder shall have provided written notice to the Borrower of the alleged failure (the “Notice”) and the same shall continue uncured for a period of thirty (30) days after the Borrower’s receipt of the Notice, unless such default cannot reasonably be cured within such thirty (30) day period, in which case, no Event of Default shall be deemed to have occurred so long as the Borrower commences to cure such default within such thirty (30) day period and diligently pursues such cure to completion within sixty (60) days of its receipt of the Notice;

(e)    the Borrower shall (i) become insolvent, (ii) make an assignment for the benefit of creditors or commence proceedings for its dissolution or (iii) apply for, or consent to the appointment of, a trustee, liquidator, or receiver for all or a substantial part of its property or business;
(f)    a trustee, liquidator or receiver shall be appointed for the Borrower, or for a substantial part of its property or business, without its consent and such appointment is not discharged within sixty (60) days after such appointment;
(g)    any governmental agency, or any court of competent jurisdiction at the instance of any governmental agency, shall assume custody or control of the whole or any substantial portion of the assets of the Borrower and such custody or control shall not be released within forty-five (45) days thereafter;
(h)    any money judgment, writ of attachment, or similar process in excess of Fifty Thousand Dollars ($50,000) in the aggregate (and not covered by insurance) shall be entered or filed against the Borrower, or any of its assets, and shall remain unpaid, unvacated, unbonded or unstayed for a period of ten (10) business days, or in any event later than five (5) business days prior to the date of any proposed sale of assets pursuant thereto;
(i)    bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower and, if instituted against the Borrower, shall not be dismissed within sixty (60) days after such institution, or the Borrower shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in, any such proceeding;
(j)    the occurrence of any event of default or other event triggering acceleration of, or a right to accelerate, any indebtedness by the Borrower, or any of its subsidiaries, under any note, agreement or other instrument, whether such indebtedness now exists or is hereafter created, except for amounts owed by the Borrower to Louise H. Rogers, if such debt is not subject to a subordination agreement or any right of subordination with the Holder and the principal amount of such indebtedness exceeds, individually or in the aggregate, Fifty Thousand Dollars ($50,000); or
(k)    the Holder shall reasonably believe that (i) there has been a material adverse change in the operations, properties, management or condition (financial or otherwise) of the Borrower or any of its subsidiaries (taken as a whole), or (ii) that any litigation, governmental proceeding or investigation has been commenced against the Borrower or any of its subsidiaries or any officer, director, member or key employee of the Borrower or any of its subsidiaries, which has a reasonable probability of materially adversely affecting the Borrower’s business, operations, assets, liabilities, results of operations (taken as a whole) or the Borrower’s ability to repay this Note;
then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver in one instance shall not be deemed to be a waiver in another instance or for any other prior or subsequent Event of Default), at the option of the Holder and in the Holder’s sole discretion, the Holder may immediately accelerate the maturity hereof by providing written notice to the Borrower, whereupon all principal and accrued interest hereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower (anything herein or in any other instrument to the contrary notwithstanding), and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law or equity. Upon the occurrence and during the continuance of an Event of Default, the Rate shall automatically increase by five percent (5.0%).

8.    Security. As provided in the Loan Agreement and the Pledge Agreement contemplated thereby, repayment of this Note is secured by a security interest in the Pledged Shares (as defined in the Pledge Agreement). An Event of Default under the terms of this Note shall also constitute an event of default under the Pledge Agreement, the Loan Agreement and any other agreements now or hereafter entered into by the Borrower to secure payment of this Note.
9.    Subordination. All claims of the Holder to principal, interest and any other amounts at any time owed under this Note (collectively, “Junior Indebtedness”) are hereby expressly subordinated in right of payment, as herein set forth, to the prior payment in full of all Superior Indebtedness (as defined below). In addition, the Junior Indebtedness is hereby expressly made pari passu in right of payment to any other unsecured indebtedness incurred, now or in the future, by the Borrower in favor of a seller or seller-related party as all or part of the consideration given by the Borrower in an acquisition of stock or assets for its business, and all other pari passu holders shall be similarly subordinated to the Superior Indebtedness. For the purpose hereof, “Superior Indebtedness” shall mean all indebtedness of the Borrower, whether outstanding on the date of execution of this Note or thereafter created, in favor of Louise H. Rogers or her assigns. No payment under Junior Indebtedness shall be made by the Borrower, nor shall the Holder exercise any remedies under the Junior Indebtedness (including taking any legal action (whether judicial or otherwise) to collect the Junior Indebtedness), if, at the time of such payment, exercise or immediately after giving effect thereto, (i) there shall exist any “Default” or “Event of Default” under any agreements governing any of the Superior Indebtedness or (ii) the maturity of any of the Superior Indebtedness has been accelerated and such acceleration has not been waived or such Superior Indebtedness has not been paid in full; provided, however, that (x) in the event that the holder of any Superior Indebtedness accelerates such Superior Indebtedness, then the Holder may accelerate the indebtedness evidenced by this Note, and (y) if the Borrower is permitted under the terms of the Superior Indebtedness to pay an amount due and owing under this Note and fails to make such payment, then so long as the terms of the Superior Indebtedness do not prohibit such action, the Holder may exercise its rights to be paid such amount, but only such amount (and Holder shall not be permitted to accelerate hereunder).
Upon any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Borrower, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Superior Indebtedness of the Borrower shall first be paid in full, or payment thereof provided for in money, before any payment is made under Junior Indebtedness; and upon any such dissolution or winding up or liquidation or reorganization, any distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, to which the Holder as holder of the Junior Indebtedness would be entitled except for the provisions hereof, shall be paid by the Borrower or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holder if received by Holder, directly to the holders of the Superior Indebtedness (pro rata to each such holder on the basis of the respective amounts of such Superior Indebtedness held by such holder), or their representatives, to the extent necessary to pay all such Superior Indebtedness in full, in money, after giving effect to any concurrent prepayment or distribution to or for the benefit of the holders of such Superior Indebtedness, before any payment or distribution is made to the Holder with respect to the Junior Indebtedness. If the holders of the Superior Indebtedness in good faith believe Holder may fail to timely file a proof of claim in any such proceeding, the holder(s) of the Superior Indebtedness may do so for Holder.

In the event that any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, prohibited by the foregoing shall be received by the Holder before all the Superior Indebtedness is paid in full, or provisions made for such payment, in accordance with its terms, such payment or distribution shall be held for the benefit of, and shall be paid over or delivered to, the holders of the Superior Indebtedness or their representative or representatives, as their respective interests may appear, for application to the payment of all the Superior Indebtedness remaining unpaid to the extent necessary to pay all such Superior Indebtedness in full, in money, in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Superior Indebtedness.

The provisions hereof are solely for the purpose of defining the relative rights of the holders of the Superior Indebtedness on the one hand and the Holder as holder of the Junior Indebtedness on the other hand, and nothing herein shall impair, as between the Borrower and the Holder, the obligations of the Borrower under the Junior Indebtedness, which are unconditional and absolute. With this in mind, notwithstanding the other provisions of this Section 9, if and so long as all documents governing the Superior Indebtedness permit one of the actions restricted by this Section 9, the restriction shall be waived and the restricted action permitted hereunder.

No right of any present or future holder of any Superior Indebtedness to enforce the subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any act or failure to act, in good faith, by any such holder of the Superior Indebtedness, or any noncompliance by the Borrower with the terms, provisions and covenants hereof, regardless of any knowledge thereof any holder of the Superior Indebtedness may have or be otherwise charged with. Without in any way limiting the generality of the foregoing, the holders of the Superior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided in this Note or the obligations hereunder of the Holder to the holders of the Superior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or create, renew or alter, the Superior Indebtedness, or otherwise amend or supplement in any manner the Superior Indebtedness or any instrument evidencing the same or any agreement under which the Superior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Superior Indebtedness; (iii) release any person liable or contingently liable in any manner for the payment or collection of the Superior Indebtedness; and/or (iv) exercise or refrain from exercising any rights against the Borrower or any other person.

Each holder of any Superior Indebtedness, whether such Superior Indebtedness was created or acquired before or after the issuance of this Note, shall be entitled to rely on the subordination provisions set forth in this Note.

Notwithstanding the provisions of this Section 9, the Holder shall not be charged with knowledge of the existence of facts which would prohibit the making of any payments on the Junior Indebtedness unless and until the holder(s) of the Superior Indebtedness or their representatives send written notice to Holder of same.

Subject to the payment in full of all the Superior Indebtedness, Holder as holder of the Junior Indebtedness shall be subrogated to the rights of the holders of the Superior Indebtedness to receive payments or distributions of assets of the Borrower applicable to the Superior Indebtedness until the Superior Indebtedness shall be paid in full.

The Holder shall confirm (in writing) the above subordination provisions if requested by any holder of the Superior Indebtedness, and shall execute and deliver such additional subordination agreements, consistent with the foregoing as any holder of Superior Indebtedness may require.

10.    Enforceability; Maximum Interest Rate.
(a)    In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note shall not in any way be affected or impaired thereby.
(b)    Notwithstanding anything to the contrary contained in this Note, the Borrower shall not be obligated to pay, and the Holder shall not be entitled to charge, collect, receive, reserve or take interest (“interest” being defined, for purposes of this paragraph, as the aggregate of all charges which constitute interest under applicable law that are contracted for, charged, reserved, received or paid under this Note) in excess of the maximum rate allowed by applicable law (the “Maximum Lawful Rate”). During any period of time in which the Rate exceeds such Maximum Lawful Rate, interest shall accrue and be payable only at such Maximum Lawful Rate; provided, however, that if at any time thereafter the Rate is less than the Maximum Lawful Rate, the Borrower shall, to the extent permitted by law, continue to pay interest to the account of the Holder at the Maximum Lawful Rate until such time as the total interest received by the Holder is equal to the total interest which the Holder would have received had the Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable for the account of the Holder shall be the Rate unless and until the Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by the Holder exceed the amount which the Holder could lawfully have received had the interest been calculated for the term during which the Holder actually received interest from the

Borrower at the Maximum Lawful Rate. If the Holder has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance hereof or to other amounts (other than interest) payable hereunder to the Holder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be repaid by the Holder to the Borrower. For purposes of this Note, the term “applicable law” shall mean that law in effect from time-to-time and applicable to the transaction between the Borrower and the Holder which lawfully permits the charging and collection of the highest permissible rate of interest on such transaction and this Note, including the laws of the state of Texas, and to the extent controlling, laws of the United States of America. Notwithstanding anything to the contrary in the foregoing, in no event shall this paragraph be interpreted to provide for any greater amount of interest payable to the Holder under this Note (including any default interest) than would be provided for under this Note in the absence of this paragraph.
11.    Entire Agreement. This Note, together with the other applicable Closing Documents and any exhibits or schedules attached thereto, and any addenda to any of the foregoing, constitute the full and entire understanding between the Borrower and the Holder with respect to the subject matter hereof and thereof and supersede all prior negotiations, agreements and understandings, written or oral, with respect to such subject matter. No provision of this Note shall be amended, waived, discharged or terminated other than by a written instrument signed by the Borrower and the Holder.
12.    Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to applicable principles of conflict of law. The Parties hereby consent to the nonexclusive jurisdiction of any state or federal court situated in Harris County, Texas, and waive any objection based on forum non conveniens, with regard to any actions, claims, disputes or proceedings relating to this Agreement or any transactions arising herefrom, or enforcement and/or interpretation of any of the foregoing. Nothing herein will affect a Party’s right to serve process in any manner permitted by law, or limit a Party’s right to bring proceedings against another Party in the competent courts of any other jurisdiction or jurisdictions.
13.    Headings. The headings in this Note are for convenience only, and shall not be used in the construction of this Note.
14.    Successors. Any provision of this Note to the contrary notwithstanding, the Borrower shall not assign any of its rights or obligations hereunder and any such assignment shall be absolutely void. Subject to the transfer restrictions arising under applicable law, the Holder may assign and/or participate any of its interest in this Note to any individual or entity. Each reference herein to powers or rights of the Holder shall also be deemed a reference to the same power or right of such assignees, to the extent of the interest assigned to them. All the covenants, agreements, representations and warranties contained in this Note shall bind the Borrower and the Holder and their respective administrators, distributees, successors and permitted assigns, including any person or entity to whom the Holder has granted a participation interest in this Note.
15.    No Strict Construction. The Borrower agrees that it has had sufficient opportunity to review and comment on the provisions of this Note. As a result, any uncertainty or ambiguity existing herein shall not be interpreted against the Borrower or the Holder.

16.    Waiver of Jury Trial. THE BORROWER AND THE HOLDER EACH WAIVE, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE.
IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its authorized persons on the Date of Issuance.

The Borrower:

LUCAS ENERGY, INC.

By:
Name:
Title:

EXHIBIT C
Form of Subsidiary Guaranty
SUBSIDIARY GUARANTY

This Subsidiary Guaranty (the “Guaranty”) is made and entered into on , 20__, by and between _____________________, a ______________ [corporation] with its principal place of business located at ______________________ (the “Guarantor”), and VICTORY ENERGY CORPORATION and its endorsees, transferees, successors and assigns (collectively, the “Lender”).

BACKGROUND

On February 26, 2015, the Lender entered into a Pre Merger Loan and Funding Agreement (the “Loan Agreement”) with Lucas Energy, Inc. (the “Debtor”) pursuant to which the Lender agreed to loan up to $2,000,000.00 to Debtor, as evidenced by Debtor’s Secured Delayed Draw Term Note to the Lender dated February 26, 2015 (the “Note”). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Note or the Loan Agreement.

The Guarantor is a newly-formed, wholly-owned subsidiary of Debtor. As such, Debtor or the Guarantor is required to enter into certain agreements (including this Guaranty) with the Lender pursuant to Section 4(h) of the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:

1.    Guaranty. The Guarantor hereby unconditionally, absolutely and irrevocably guarantees and promises to pay to the Lender, on demand and without offset, in lawful money of the United States, any and all present or future indebtedness and/or obligations of Debtor owing to the Lender under the Closing Documents and any amendments thereto, including, but not limited to, the repayment to the Lender of all sums which are presently due and owing or which may in the future become due and owing by Debtor under the Note or otherwise (the “Guarantied Obligations”). The Guarantied Obligations shall be interpreted in the most comprehensive sense and shall include, without limitation, any and all advances, debts, obligations, and liabilities of Debtor, heretofore, now, or hereafter made, incurred, or created, whether voluntarily or involuntarily (including, without limitation, any and all attorneys’ fees, costs, premiums, charges, and/or interest owed by Debtor to the Lender, arising under or in connection with the Closing Documents), whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether Debtor may be liable individually or jointly with others, whether recovery upon such indebtedness may be or hereafter becomes barred by any statute of limitations or whether such indebtedness may be or hereafter become otherwise unenforceable, and includes Debtor's prompt, full and faithful performance, observance and discharge of each and every term, condition, agreement, representation, warranty, undertaking and provision to be performed by Debtor under the Closing Documents. The Guarantor hereby acknowledges that it is a wholly-owned subsidiary of the Debtor and that the Guarantor derives benefit from the financial accommodations provided by the Lender to Debtor arising under the Closing Documents.
2.    Irrevocability.
(g)     This Guaranty shall be and remain effective as long as any of the Guarantied Obligations remains unpaid or unperformed, and, prior to full and final payment and performance of the Guarantied Obligations, this Guaranty shall be irrevocable and any attempt by the Guarantor to terminate Guarantor's liability hereunder other than by full and final payment and performance of the Guarantied Obligations shall be of no force or effect.
(h)    This Guaranty shall continue in full force and effect until the Guarantied Obligations are fully paid, performed and discharged. The Guarantied Obligations shall not be considered fully paid, performed and discharged unless and until all payments by Debtor to the Lender are no longer subject to any right on the part of any individual or entity whomsoever, including, but not limited to, Debtor, Debtor as a debtor-in-possession, and/or any trustee in bankruptcy, to set aside such payments or seek to recoup the amount of such payments, or any part thereof. The foregoing shall include, by way of example and not by way of limitation, all rights to recover preferences voidable under Title 11 of the United States Code. In the event that any such payments by Debtor to the Lender are set aside after the making thereof, in whole or in part, or settled without litigation, to the extent of such settlement, all of which is within the Lender's discretion, the Guarantor shall be liable for the full amount the Lender is required to repay, plus costs, interest, attorneys' fees and any and all other expenses which the Lender reasonably paid or incurred in connection therewith.
3.    Primarily Liable.
(j)    The Guarantor agrees that it is directly and primarily liable to the Lender, that the Guarantied Obligations hereunder are independent of the obligations of Debtor, or of any other guarantor, and that a separate action or actions may be brought and prosecuted against the Guarantor, whether action is brought against Debtor or any other guarantor or whether Debtor or any other guarantor is joined in any such action or actions. The Guarantor agrees that any releases which may be given by the Lender to Debtor or any other guarantor or endorser shall not release the Guarantor from this Guaranty.
(k)    As a condition to payment or performance by the Guarantor under this Guaranty, the Lender shall not be required to, and the Guarantor hereby waives any and all rights to require the Lender to: (i) prosecute or seek to enforce any remedies against Debtor or any other individual or entity liable to the Lender on account of the Guarantied Obligations and/or (ii) require the Lender to seek to enforce or resort to any remedies with respect to any security interests, liens or encumbrances granted to the Lender by Debtor or any other individual or entity on account of the Guarantied Obligations.

4.    Acceleration. In the event that any bankruptcy, insolvency, receivership or similar proceeding is instituted by or against the Guarantor and/or Debtor or in the event that either the Guarantor or Debtor becomes insolvent, makes an assignment for the benefit of creditors, or attempts to effect a composition with creditors, or upon any default of Guarantor’s obligations hereunder, then, at the Lender’s election, without notice or demand, the obligations of the Guarantor created hereunder shall become due, payable and enforceable against the Guarantor whether or not the Guarantied Obligations are then due and payable.
5.    Non-Impairment. The Guarantor also agrees that this Guaranty shall not be impaired by any waiver, modification, supplement, extension, accord and satisfaction, amendment or termination of any contract or agreement (or any portion thereof) to which the Lender and Debtor may hereafter agree, nor by any modification, release, or other alteration of any of the Guarantied Obligations or of any security therefor, nor by any agreements or arrangements whatsoever with Debtor or anyone else.
6.    Altering the Guarantied Obligations. The Guarantor hereby authorizes the Lender, without notice or demand and without affecting its liability hereunder, from time to time to:
(k)    renew, compromise, extend, accelerate, amend, waive or otherwise change the time for payment or any of the other provisions of any of the Guarantied Obligations, or any part thereof, including, without limitation, increasing or decreasing the rate of interest thereof;
(l)    take and hold security for the payment of the Guarantied Obligations, and exchange, enforce, waive, and release any such security;
(m)    apply such security and direct the order or manner of sale thereof as the Lender in its discretion may determine;
(n)    release or substitute any one or more endorser(s) or guarantor(s); and
(o)    assign, without notice, this Guaranty in whole or in part and/or the Lender's rights hereunder to anyone at any time.
The Guarantor agrees that the Lender may do any or all of the foregoing in such manner, upon such terms, and at such times as the Lender, in its discretion, may deem advisable, without, in any way or respect, impairing, affecting, reducing or releasing the Guarantor from its obligations hereunder and the Guarantor hereby consents to each and all of the foregoing acts, events and/or occurrences.

7.    Waivers.
(l)    The Guarantor hereby waives any right to assert against the Lender any defense (legal or equitable), set-off, counter-claim, and/or claim which the Guarantor may now or at any time hereafter have against Debtor and/or any other individual or entity liable to the Lender in any way or manner, except the defense of discharge by payment in full.

(m)    The Guarantor hereby waives all defenses, counterclaims and off-sets of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity and/or enforceability of any of the Closing Documents.

(n)    The Guarantor hereby waives any right of subrogation the Guarantor has or may have as against Debtor with respect to the Guarantied Obligations. In addition, the Guarantor hereby waives any right to proceed against Debtor, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which the Guarantor may now have or hereafter have as against Debtor with respect to the Guarantied Obligations. The Guarantor also hereby waives any right to recourse to, or with respect to, any asset of Debtor. The Guarantor agrees that in light of the immediately foregoing waivers, the execution of this Guaranty shall not be deemed to make the Guarantor a “creditor” of Debtor, and that for purposes of Sections 547 and 550 of the United States Bankruptcy Code (11 U.S.C. Sections 547, 550), the Guarantor shall not be deemed a “creditor” of Debtor.
(o)    The Guarantor hereby waives all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, notices of default, notice of acceptance of this Guaranty, and notices of the existence, creation, or incurring of new or additional indebtedness, and all other notices or formalities to which the Guarantor may be entitled.
(p)    The Guarantor also waives all rights and defenses that the Guarantor may have because the Guarantied Obligations are now or hereafter secured by real property. This means, among other things: (i) the Lender may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by Debtor and (ii) if the Lender forecloses on any real property collateral pledged by Debtor, (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and (B) the Lender may collect from the Guarantor even if the Lender, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from Debtor. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because Debtor’s debt is or may hereafter be secured by real property.
(q)    The Guarantor waives all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, such as non-judicial foreclosure with respect to security for the Guarantied Obligations, has destroyed Guarantor's rights of subrogation and reimbursement against the principal by the operation of applicable law or otherwise.
(r)    The Guarantor waives any right to claim that the Lender has failed to proceed in a commercially reasonable manner in connection with the Lender’s foreclosure upon any security pledged by Debtor.
(s)    WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, THE GUARANTOR HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY AND ALL BENEFITS

OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY APPLICABLE STATE LAW.

8.    Subordination. Any and all present and future debts and obligations of Debtor to the Guarantor are hereby postponed in favor of and subordinated to the full payment and performance of all present and future debts and obligations of Debtor to the Lender. All monies or other property of the Guarantor at any time in the Lender's possession may be held by the Lender as security for any and all obligations of the Guarantor to the Lender no matter how or when arising, whether absolute or contingent, whether due or to become due, and whether under this Guaranty or otherwise. The Guarantor also agrees that the Lender's books and records showing the account between the Lender and Debtor shall be admissible in any action or proceeding and shall be binding upon the Guarantor for the purpose of establishing the terms set forth therein and shall constitute prima facie proof thereof.
9.    Debtor’s Financial Condition. The Guarantor is presently informed of the financial condition of Debtor and of all other circumstances which a reasonable inquiry would reveal and which bear upon the risk of nonpayment of the Guarantied Obligations. The Guarantor hereby covenants that it will continue to keep itself informed of Debtor's financial condition, the status of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment. Absent a written request for such information by the Guarantor to the Lender, the Guarantor hereby waives its right, if any, to require the Lender to disclose to it any information which the Lender may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of or revocation by any other guarantor.
10.    Miscellaneous.
(c)    Each of the rights, powers and remedies of the Lender provided in this Guaranty or now or hereafter existing at law or in equity shall be cumulative and concurrent, and the exercise by the Lender of any one or more of such rights, powers or remedies shall not preclude the Lender’s simultaneous or later exercise of any or all such other rights, powers, or remedies. No failure or delay on the part of the Lender to exercise any right, power or remedy shall operate as a waiver thereof, and no notice or demand which may be given or made upon the Guarantor by the Lender shall limit or impair the Lender’s right to take any action or to exercise any right, power or remedy without notice or demand.
(d)    This Guaranty shall continue and remain in full force and effect until the Guarantied Obligations, together with all accrued interest and costs of collection, have been paid in full and satisfied.
(e)    This Guaranty contains the entire understanding of the parties with respect to its subject matter and supersedes all prior agreements, negotiations and understandings, written or oral, with respect to such subject matter. No provision of this Guaranty shall be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(f)    This Guaranty shall be deemed to have been made in the state of Texas and the validity of this Guaranty, its construction, interpretation and enforcement, and the rights of the Guarantor and the Lender and concerning any collateral securing this Guaranty, shall be determined under, governed by and construed in accordance with the laws of the state of Texas. The Guarantor agrees that all actions or proceedings arising in connection with this Guaranty shall be tried and litigated only in the state and federal courts located in Harris County, Texas. The Guarantor waives any right it may have to assert the doctrine of forum non conveniens or to object to such venue and hereby consents to any court ordered relief.
(g)    This Guaranty may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement.
(h)    Any notices required or permitted to be given under the terms of this Agreement shall be in writing and sent by U. S. Mail or delivered personally or by overnight courier or via facsimile or e-mail (if via facsimile or e-mail, to be followed within one (1) business day by an original of the notice document via overnight courier) and shall be effective (i) five (5) business days after being placed in the mail, if sent by registered mail, return receipt requested, (ii) upon receipt, if delivered personally, (iii) upon delivery by facsimile or e-mail (if received between 8:00 a.m. and 5:00 p.m. PST; otherwise delivery shall be considered effective the following business day) or (iv) one (1) business day after delivery to a courier service for overnight delivery, in each case properly addressed to the party to receive the same. The addresses for such communications shall be as set forth on the signature pages to this Agreement. Each party shall provide written notice to the other party of any change in address.
(i)    The headings of this Guaranty are for convenience of reference and shall not form a part of, or affect the interpretation of this Guaranty. No uncertainty or ambiguity herein shall be construed or resolved against the Guarantor or the Lender, whether under any rule of construction or otherwise. This Guaranty shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.
(j)    If any provision of this Guaranty shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Guaranty in that jurisdiction or the validity or enforceability of any provision of this Guaranty in any other jurisdiction.
(k)    No party shall assign this Guaranty or any rights or obligations hereunder without the prior written consent of the other parties hereto; provided, however, the Lender may assign some or all of its rights and obligations hereunder to any assignee of all or any part of the Note in accordance with the terms of the Loan Agreement.
(l)    This Guaranty is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other individual or entity.
(m)    Each party shall do and perform, or cause to be done and performed, at its expense (subject to any contrary provision in the Loan Agreement), all such further acts and things,

and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Guaranty and the consummation of the transactions contemplated hereby.
(n)    If either party to this Guaranty shall bring any action for relief against the other arising out of or in connection with this Guaranty, in addition to all other remedies to which the prevailing party may be entitled, the losing party shall be required to pay to the prevailing party a reasonable sum for attorney's fees and costs actually incurred in bringing or defending such action and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney's fees and costs actually incurred in enforcing such judgment. For the purposes of this paragraph, attorney's fees shall include, without limitation, fees incurred with respect to the following: (i) post-judgment motions, (ii) contempt proceedings, (iii) garnishment, levy and debtor and third party examinations, (iv) discovery, (v) bankruptcy litigation and (vi) any appellate proceedings.
(o)    THE PARTIES EACH WAIVE, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY.

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed by their respective authorized persons on the date first written above.

The Guarantor:

[NAME OF SUBSIDIARY]

By:
Name:                        Title:

The Lender:

VICTORY ENERGY CORPORATION

By:
Name:
Title:

ANNEX I
Exceptions to Representations and Warranties of Lucas
(See Attached)
None